UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 11, 2014

TAUBMAN CENTERS, INC.
(Exact Name of Registrant as Specified in its Charter)

MICHIGAN
(State of Other Jurisdiction of Incorporation)

	1-11530	38-2033632
	(Commission File Number)	(I.R.S. Employer Identification No.)

	200 East Long Lake Road, Suite 300, Bloomfield Hills, Michigan	48304-2324
	(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 258-6800

None
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 11, 2014, Esther R. Blum, Senior Vice President, the Controller, and Chief Accounting Officer of Taubman Centers, Inc. (the Company) and The Taubman Company, LLC (the Manager), notified the Company of her retirement effective March 13, 2015.

Effective March 9, 2015, David A. Wolff will be appointed as the Chief Accounting Officer of the Company and the Manager. Mr. Wolff, age 45, currently is Vice President, Financial Reporting of the Manager, a position he has held since March 2012. Prior to this position, Mr. Wolff was the Manager’s Director of Accounting Standards and served in various financial reporting, compliance, and technical accounting capacities since joining the Manager in 1997.   Prior to joining the Manager, Mr. Wolff was an audit manager at Deloitte & Touche, where he worked for seven years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2014	TAUBMAN CENTERS, INC.

By: /s/ Lisa A. Payne
Lisa A. Payne
Vice Chairman and Chief Financial Officer